UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2015

Intelligent Living America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54026	36-4794823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 Peachtree Street NE, Suite 400, Atlanta, Georgia	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 856-9157

110 18th Avenue S., St. Petersburg, FL 33705

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2015, David Kugelman was appointed by the Board of Directors of Intelligent Living America, Inc. (hereinafter “the Company”) to serve as Chief Executive Officer and Corporate Secretary. At that time Paul Favata resigned as the Company’s Chief Executive Officer.

Mr. Kugelman has had no material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year.

Mr. Kugelman, age 51 has been President of Atlanta Capital Partners since 2003 and has provided corporate consulting in mergers, acquisitions, and public relations to numerous publicly-traded clients. Mr. Kugelman has been in the Investment industry since 1986 and previously held the National Association of Securities Dealers Series 7, 24, 63, and 66 licenses, as well as the Certified Financial Manager designation. In the past, he has worked for Thomson McKinnon, Bear Stearns, and Merrill Lynch. Mr. Kugelman graduated from Ball State University in 1986 with a Bachelor of Science degree in Business Administration.

Intelligent Living America, Inc. will change its address to 235 Peachtree Street, N.E., Suite 400 Atlanta, GA 30303 and its telephone number to (404) 856-9157.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015

Intelligent Living America, Inc.

By:	/s/ David Kugelman
Name: Title:	David Kugelman Chief Executive Officer

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